                                                                    Exhibit 99.1

                               HealthCentral.com
                             Financial Statements


HealthCentral.com
Index to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                            Page
Reports of Independent Accountants PricewaterhouseCoopers LLP..............  F-2

Report of Independent Accountants Arthur Andersen LLP......................  F-4

Consolidated Balance Sheets................................................  F-5

Consolidated Statements of Operations......................................  F-6

Consolidated Statements of Stockholders' Equity............................  F-7

Consolidated Statements of Cash Flows......................................  F-8

Notes to Consolidated Financial Statements................................. F-10

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of HealthCentral.com


In our opinion, based on our audit and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of HealthCentral.com and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Vitamins.com, Inc., a wholly owned subsidiary, which statements reflect total assets of $30,694,894 as of December 31, 1999 and total revenues of $16,940,977 for the year ended December 31, 1999. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Vitamins.com, Inc., is based solely on the report of the other auditors. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and needs to raise additional capital by June 30, 2001. Management's plan in regard to this matter is also described in Note 2.


/s/ PricewaterhouseCoopers LLP
San Jose, California
February 1, 2000, except as to the pooling of
interests with Vitamins.com, Inc. which is as
of June 16, 2000 and Note 2, which is as of
February 1, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of HealthCentral.com


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of HealthCentral.com and its subsidiaries at December 31, 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

We previously audited and reported on the balance sheet as of December 31, 1998 and the statements of operations and cash flows of HealthCentral.com for the two years in the period ended December 31, 1998, prior to their restatement for the June 16, 2000 pooling of interests. The contribution of HealthCentral.com to total assets for December 31, 1998 was 21 percent. The contribution of HealthCentral.com to revenues and net loss represented 3 percent and 25 percent for the year ended December 31, 1998 and zero percent and zero percent for the year ended December 31, 1997 of the respective totals. Separate financial statements of the other company included in the 1998 restated consolidated balance sheet and the 1998 and 1997 restated consolidated statements of operations and cash flows were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheet for December 31, 1998 and the accompanying consolidated statements of operations and cash flows for the two years in the period ended December 31, 1998, after restatement for the June 16, 2000 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note 1 of notes to consolidated financial statements.


/s/ PricewaterhouseCoopers LLP
San Jose, California
February 1, 2000, except for the pooling
of interests with Vitamins.com, Inc.
which is as of June 16, 2000

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of Vitamins.com, Inc.:


We have audited the consolidated balance sheets of Vitamins.com, Inc. (formerly Vitamin Superstore, LLC; the "Company," a Delaware corporation), as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vitamins.com, Inc., as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management plans to raise sufficient financing to meet its needs for the coming year (see Note 1). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Arthur Andersen LLP
Vienna, Virginia
February 17, 2000 (except with
respect to the matter discussed
in Note 9 of the financial
statements incorporated by
reference herein, as to which
the date is June 16, 2000)

HealthCentral.com
Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                                            December 31,
                                                                                   ------------------------------
                                                                                       1999              1998
                                                                                   ------------     -------------
Assets
Current assets:
    Cash and cash equivalents                                                      $ 83,690,072     $   4,102,047
    Accounts receivable, net of allowance for doubtful accounts
      of $64,609 and $0, respectively                                                 1,149,020            32,749
    Other receivables                                                                   620,583                 -
    Prepaid expenses and other current assets                                         4,051,766            58,506
    Inventory                                                                         5,464,633         1,310,256
                                                                                   ------------     -------------
        Total current assets                                                         94,976,074         5,503,558

Property and equipment, net                                                           6,253,153         1,890,241
Other assets                                                                          1,535,799                 -
Intangible assets                                                                    46,072,969                 -
Receivable from a related party                                                               -           802,860
                                                                                   ------------     -------------

        Total assets                                                               $148,837,995     $   8,196,659
                                                                                   ============     =============

Liabilities, Mandatorily Redeemable Convertible Preferred
Stock and Stockholders' Equity
Current liabilities:
    Accounts payable                                                               $  8,360,133     $   1,189,039
    Accrued expenses                                                                  2,321,608           184,300
    Deferred revenue and other current liabilities                                      431,535                 -
    Current portion of obligations under capital leases                                 326,058           138,477
    Note payable                                                                      2,540,784                 -
                                                                                   ------------     -------------
        Total current liabilities                                                    13,980,118         1,511,816

Deferred rent                                                                           171,727           125,305
Obligations under capital leases                                                        621,097           218,047
                                                                                   ------------     -------------
        Total liabilities                                                            14,772,942         1,855,168
                                                                                   ------------     -------------

Mandatorily redeemable convertible preferred stock,
    $0.001 par value, 19,220,935 and 0 shares authorized at December 31, 1999 and 1998, respectively; 17,411,710 and 0 shares issued and outstanding
    at December 31, 1999 and 1998, respectively                                      36,565,397                 -
                                                                                   ------------     -------------

Commitments and contingencies (Notes 11 and 13)

Stockholders' equity:
    Convertible preferred stock, $0.001 par value, 5,000,000 and 1,875,000 shares authorized at December 31, 1999 and 1998, respectively; 0 and
      1,012,500 shares issued and outstanding at December 31, 1999 and
      1998, respectively                                                                      -             1,134
    Common stock, $0.001 par value, 100,000,000 and 27,750,000 shares authorized at December 31, 1999 and 1998, respectively; 27,602,336 and
      8,238,343 shares issued and outstanding at December 31, 1999 and
      1998, respectively                                                                 27,417             8,016
    Additional paid-in capital                                                      169,646,821        14,307,144
    Note receivable from stockholder                                                   (465,457)       (4,541,711)
    Deferred stock compensation                                                      (5,005,965)         (284,481)
    Accumulated deficit                                                             (66,703,160)       (3,148,611)
                                                                                   ------------     -------------
        Total stockholders' equity                                                   97,499,656         6,341,491
                                                                                   ------------     -------------

           Total liabilities, mandatorily redeemable convertible
             preferred stock and stockholders' equity                              $148,837,995     $   8,196,659
                                                                                   ============     =============

  The accompanying notes are an integral part of these consolidated financial statements.


HealthCentral.com
Consolidated Statements of Operations
----------------------------------------------------------------------------------------------------------
                                                                    Years Ended December 31,
                                                       ---------------------------------------------------
                                                            1999              1998             1997
                                                       ----------------  ---------------  ----------------
Revenues:
    eCommerce and other product sales                     $ 17,041,760      $ 4,340,297       $   436,406
    Advertising, content and other                           1,188,753           15,259                 -
                                                       ----------------  ---------------  ----------------
        Total revenues                                      18,230,513        4,355,556           436,406
                                                       ----------------  ---------------  ----------------

Operating and other expenses:

    Cost of eCommerce and other product sales               11,793,276        2,646,179           288,751
    Content and product development                          4,398,580          136,788                 -
    Sales and marketing                                     28,671,971        2,318,122           818,218
    General and administrative                               4,683,423          914,002           591,188
    Amortization of intangible assets                        3,657,222                -                 -
    Stock compensation                                       6,245,822          104,641                 -
    Acquired in-process research and development               804,525                -                 -
                                                       ----------------  ---------------  ----------------
        Total operating and other expenses                  60,254,819        6,119,732         1,698,157
                                                       ----------------  ---------------  ----------------

Loss from operations                                       (42,024,306)      (1,764,176)       (1,261,751)

Loss on sale of assets                                         (32,568)               -                 -
Interest income (expense), net                                 777,867          (20,519)           (2,997)
                                                       ----------------  ---------------  ----------------

Net loss                                                   (41,279,007)      (1,784,695)       (1,264,748)

Preferred stock dividend                                   (22,275,542)               -                 -
                                                       ----------------  ---------------  ----------------

Net loss attributable to common stockholders              $(63,554,549)     $(1,784,695)      $(1,264,748)
                                                       ================  ===============  ================

Basic and diluted net loss per share
    attributable to common stockholders                   $      (5.67)     $     (0.25)      $     (0.19)
                                                       ================  ===============  ================

Shares used in computing basic and diluted net loss
    per share attributable to common stockholders           11,204,708        7,016,416         6,724,874
                                                       ================  ===============  ================


  The accompanying notes are an integral part of these consolidated financial statements.

HealthCentral.com

Consolidated Statements of Stockholders' Equity
--------------------------------------------------------------------------------

                                                                                                                         Note
                                                                                                     Additional       Receivable
                                                 Preferred Stock            Common Stock              Paid-In            from
                                            -------------------------   ------------------------
                                               Shares       Amount         Shares       Amount        Capital        Stockholder
                                            ------------ ------------   ------------- ----------   --------------    ------------
Balances at December 31, 1996                         -      $     -       6,631,947    $ 6,401     $      71,606    $         -

Issuance of common stock                              -            -         179,231        179         2,945,601     (1,175,780)
Net loss                                              -            -               -          -                 -              -
                                            -----------      -------      -----------   --------    -------------    -----------

Balance at December 31, 1997                          -            -       6,811,178      6,580         3,017,207     (1,175,780)

Issuance of Series A preferred stock
    and warrants, net                         1,012,500        1,134               -          -         1,933,891              -
Issuance of common stock                              -            -       1,427,165      1,436         8,966,924     (3,365,931)
Deferred compensation expense
    in connection with issuance
    of stock options                                  -            -               -          -           389,122              -
Amortization of deferred compensation                 -            -               -          -                 -              -
Net loss                                              -            -               -          -                 -              -
                                            -----------      -------      -----------   --------    -------------    -----------

Balance at December 31, 1998                  1,012,500        1,134       8,238,343      8,016        14,307,144     (4,541,711)

Deferred compensation in
    connection with issuance of
    stock options                                     -            -               -          -         9,521,321              -
Amortization of deferred compensation                 -            -               -          -                 -              -
Issuance of Series B convertible
    preferred stock and warrants, net         4,038,455        4,523               -          -        19,810,542              -
Common stock issued for acquisitions                  -            -       5,324,871      5,576        35,572,592              -
Issuance of Series A convertible
    preferred stock warrants                          -            -               -          -            49,372              -
Issuance of common stock warrants
    and options                                       -            -               -          -         1,747,848              -
Preferred stock dividend                              -            -               -          -        11,388,000              -
Issuance of common stock in IPO, net                  -            -       7,500,000      7,500        74,651,321              -
Conversion of preferred stock                (5,050,955)      (5,657)      5,050,955      5,051               606              -
Exercise of warrants and options                      -            -         936,796        722         1,285,895       (459,526)
Common stock issued                                   -            -          96,142         96            62,636              -
Issuance of common stock for domain
    name purchase                                     -            -         193,774        194         1,249,806              -
Exercise of dilution right                            -            -         261,455        262              (262)             -
Forgiveness of note receivable
    from stockholder                                  -            -               -          -                 -      1,175,780
Collection of notes receivable
    from stockholders                                 -            -               -          -                 -      3,360,000
Recapitalization (see Note 7)                         -            -               -          -                 -              -
Net loss                                              -            -               -          -                 -              -
                                            -----------      -------      -----------   --------    -------------    -----------

Balance at December 31, 1999                          -      $     -      27,602,336    $27,417     $ 169,646,821    $  (465,457)
                                            ===========      =======      ===========   ========    =============    ===========

                                             Deferred                             Total
                                              Stock            Accumulated    Stockholders'
                                            Compensation         Deficit          Equity
                                            -------------    ---------------  --------------
Balances at December 31, 1996                    $      -     $     (99,168)     $    (21,161)

Issuance of common stock                                -                 -         1,770,000
Net loss                                                -        (1,264,748)       (1,264,748)
                                             ------------     -------------      ------------

Balance at December 31, 1997                            -        (1,363,916)          484,091

Issuance of Series A preferred stock
    and warrants, net                                   -                 -         1,935,025
Issuance of common stock                                -                 -         5,602,429
Deferred compensation expense
    in connection with issuance
    of stock options                             (389,122)                -                 -
Amortization of deferred compensation             104,641                 -           104,641
Net loss                                                -        (1,784,695)       (1,784,695)
                                             ------------     -------------      ------------

Balance at December 31, 1998                     (284,481)       (3,148,611)        6,341,491

Deferred compensation in
    connection with issuance of
    stock options                              (9,661,178)                -          (139,857)
Amortization of deferred compensation           4,939,694                 -         4,939,694
Issuance of Series B convertible
    preferred stock and warrants, net                   -                 -        19,815,065
Common stock issued for acquisitions                    -                 -        35,578,168
Issuance of Series A convertible
    preferred stock warrants                            -                 -            49,372
Issuance of common stock warrants
    and options                                         -                 -         1,747,848
Preferred stock dividend                                -       (11,388,000)                -
Issuance of common stock in IPO, net                    -                 -        74,658,821
Conversion of preferred stock                           -                 -                 -
Exercise of warrants and options                        -                 -           827,091
Common stock issued                                     -           (58,648)            4,084
Issuance of common stock for domain
    name purchase                                       -                 -         1,250,000
Exercise of dilution right                              -                 -                 -
Forgiveness of note receivable
    from stockholder                                    -                 -         1,175,780
Collection of notes receivable
    from stockholders                                   -                 -         3,360,000
Recapitalization (see Note 7)                           -       (10,828,894)      (10,828,894)
Net loss                                                -       (41,279,007)      (41,279,007)
                                             ------------     -------------      ------------

Balance at December 31, 1999                  $(5,005,965)    $ (66,703,160)     $ 97,499,656
                                             ============     =============      ============

      The accompanying notes are an integral part of these consolidated financial statements.

HealthCentral.com
Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                   Years Ended December 31,
                                                                     ----------------------------------------------------
                                                                            1999             1998              1997
                                                                     ----------------- ---------------- -----------------
Cash flows from operating activities:
    Net loss                                                         $    (41,279,007) $    (1,784,695) $     (1,264,748)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Common stock issued for services                                       62,500            2,429                 -
        Stock compensation expense                                          6,245,822          104,641                 -
        Depreciation and amortization expense                               4,758,873          218,403            24,612
        Acquired in-process research and development                          804,525                -                 -
        Loss on sale of property                                               32,568                -                 -
        Changes in assets and liabilities:
           Accounts and other receivables                                    (417,366)         (32,749)                -
           Prepaid expenses and other assets                               (2,643,953)        (176,376)         (121,449)
           Inventory                                                       (2,858,812)        (940,242)         (370,014)
           Accounts payable                                                 5,373,302          520,554           668,485
           Accrued expenses                                                   272,189           98,374            49,084
           Deferred rent                                                       46,422          109,597            15,708
           Deferred revenue and other current liabilities                     (77,319)               -                 -
                                                                     ----------------- ---------------- -----------------
               Net cash used in operating activities                      (29,680,256)      (1,880,064)         (998,322)
                                                                     ----------------- ---------------- -----------------
Cash flows from investing activities:
    Purchase of property and equipment                                     (3,723,868)        (990,300)         (640,029)
    Proceeds from sale of property and equipment                                1,625                -                 -
    Cash paid in connection with acquisitions, net of
      cash received                                                        (6,169,405)               -                 -
    Cash paid for domain name                                                (290,583)               -                 -
    Payments to related party                                              (2,302,901)        (563,541)                -
                                                                     ----------------- ---------------- -----------------
               Net cash used in investing activities                      (12,485,132)      (1,553,841)         (640,029)
                                                                     ----------------- ---------------- -----------------

Cash flows from financing activities:
    Proceeds from issuance of mandatorily redeemable
     convertible preferred stock                                           23,266,584                -                 -
    Proceeds from issuance of convertible preferred stock                  18,315,065        1,935,025                 -
    Payments on capital leases                                               (174,148)        (124,005)          (19,663)
    Proceeds from issuance of notes payable                                 1,500,000                -                 -
    Proceeds from warrant exercises                                           809,991                -                 -
    Collection of notes receivable from stockholders                        3,360,000                -                 -
    Proceeds from the issuance of common stock                             74,675,921        5,600,000         1,770,000
                                                                     ----------------- ---------------- -----------------
               Net cash provided by financing activities                  121,753,413        7,411,020         1,750,337
                                                                     ----------------- ---------------- -----------------

Net increase in cash and cash equivalents                                  79,588,025        3,977,115           111,986

Cash and cash equivalents at beginning of year                              4,102,047          124,932            12,946
                                                                     ----------------- ---------------- -----------------

Cash and cash equivalents at end of year                             $     83,690,072  $     4,102,047  $        124,932
                                                                     ================= ================ =================

Supplemental disclosures of cash flow information:
      Cash paid for interest                                         $        173,043  $        37,065  $          5,918

 The accompanying notes are an integral part of these consolidated financial statements.

HealthCentral.com
Consolidated Statements of Cash Flow (Continued)

-----------------------------------------------------------------------------------------------------------------

                                                                              Years Ended December 31,
                                                                  -----------------------------------------------
                                                                       1999            1998             1997
                                                                  --------------- ---------------- --------------
Supplemental disclosures of non-cash investing
and financing activities:
    Deferred stock compensation                                      $ 9,661,178     $  389,122      $        -
    Stock warrants and options issued in
      connection with agreements                                       1,496,153              -               -
    Common stock purchased with note receivables                         459,526      3,365,931               -
    Stock warrants issued in connection with sale of
      preferred stock                                                    301,317        408,629               -
    Issuance of stock in connection with acquisitions                 37,989,671              -               -
    Payment of note payable with preferred stock                       1,500,000              -               -
    (Forgiveness) contribution of note from shareholder               (1,175,780)             -       1,175,780
    Issuance of stock in connection with purchase of                   1,250,000              -               -
      assets
    Preferred stock dividend                                          22,275,542              -               -
    Assets acquired under capital leases                                 375,225        138,314         235,130


 The accompanying notes are an integral part of these consolidated financial statements.

HealthCentral.com
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   The Company and Summary of Significant Accounting Policies

     The Company

     HealthCentral.com (the "Company") was incorporated in California on August 12, 1996. The Company commenced operations in 1998 and provides online healthcare information and sells products to consumers through the Company's HealthCentral.com network, retail stores and a catalog operation. The Company emerged from the development stage during 1999 and operates in three business segments.

     The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's on-line service brands, the rejection of the Company's services by Internet consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its on-line services, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

     In November 1999, the Company reincorporated in the state of Delaware. Also in November 1999, the Board of Director's and stockholders of the Company approved a 5-for-4 stock split of its common and preferred stock which became effective December 2, 1999.

     The Company sold 7,500,000 shares of common stock at $11 per share upon completing its initial public offering on December 7, 1999 and raised cash of $74.7 million, net of underwriting fees and expenses.

     On June 16, 2000, the Company completed the acquisition of Vitamins.com, Inc. ("Vitamins.com") (formerly Vitamin Superstore, LLC, which converted to a C corporation in August 1999), in a business combination that was accounted for as a pooling of interests. The Company's consolidated financial statements and the accompanying notes reflect the Company's financial position and the results of operations as if Vitamins.com was a wholly owned subsidiary of the Company for all periods presented.

     Vitamins.com is a retailer that provides dietary supplements, related health and wellness products and information to consumers for consideration consisting of 22,432,801 shares of the Company's common stock. Acquisition and related costs approximated $2.5 million. Each share of Vitamins.com stock was exchanged for 0.387 shares of HealthCentral.com common stock. Vitamins.com will remain a wholly owned subsidiary of healthCentral.com. The transaction was recorded using the pooling of interest method of accounting and was a tax-free reorganization under Section 369 of the Internal Revenue Code of 1986, as amended.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   Revenues and net losses included in the consolidated statement of operations of HealthCentral.com and Vitamins.com (as adjusted to conform Vitamins.com's accounting policies to those of the Company) prior to the pooling of interest transaction are as follows:

                                                                    Years Ended December 31,
                                                    ----------------------------------------------------------
                                                           1999               1998                1997
                                                    ----------------    ----------------    -----------------
     Revenues:
        HealthCentral.com                            $     1,188,753     $        15,259     $              -
        Vitamins.com                                      17,041,760           4,340,297              436,406
                                                    ----------------    ----------------    -----------------

                                                     $    18,230,513     $     4,355,556     $        436,406
                                                    ================    ================    =================


     Net loss:
        HealthCentral.com                            $   (22,999,386)    $      (446,235)    $         (1,148)
        Vitamins.com                                     (18,279,621)         (1,338,460)          (1,263,600)
                                                    ----------------    ----------------    -----------------

                                                     $   (41,279,007)    $    (1,784,695)    $     (1,264,748)
                                                    ================    ================    =================

     Principles of consolidation and basis of presentation
     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents
     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 1999 and 1998, the Company maintained its cash and cash equivalents in bank accounts in amounts which, at times, exceed federally insured limits. Cash equivalents consist primarily of corporate bonds and money market auction instruments with maturities of three months or less for which the carrying value approximated fair value. The cost of these investments at December 31, 1999 was $69,941,902.

     Inventory
     The Company's inventory, which consists primarily of finished goods, is priced at the lower of cost or market. The Company uses the weighted-average method of inventory costing.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     Property and equipment
     Property and equipment are recorded at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets, as follows:

     Computer software and equipment                                3-5 years
     Equipment                                                      3-5 years
     Furniture and fixtures                                         5-7 years

     The Company accounts for website development costs in accordance with the AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Website development costs consist of external and internal costs incurred to purchase and implement the website software, and significant enhancements thereto, used in the Company's business. These costs are capitalized and amortized using the straight-line method over the estimated life of the asset. Internal and external costs of developing website content are expensed as incurred and included in content and product development expense.

     Leasehold improvements are amortized on a straight-line basis over the life of the lease, or the useful life of the assets, whichever is shorter. Maintenance and repairs are charged directly to expense as incurred.

     Impairment of long-lived assets
     The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. ("SFAS") 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

     Intangible assets
     Intangible assets are being amortized on a straight-line basis over their estimated useful lives as follows:

     Goodwill                                                 2 to 20 years
     Customer lists                                              6 years
     Vitamins.com domain name                                    10 years

     Comprehensive income
     The Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. To date the Company has not had any transactions that are required to be reported in comprehensive income.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     Revenue recognition
     e-Commerce and other product sales are recognized for over-the-counter health and beauty aid products and dietary supplements, net of discounts, when products are shipped to customers. Net sales include outbound shipping and handling fees charged to customers. Prior to September 2000, we recognized commission revenue for the use of our website related to sales made by Medi-Mail for prescription drugs. However, our acquisition of DrugEmporium.com has enabled us to sell and ship prescription drugs directly to the consumer. Accordingly, beginning in September 2000, we began to recognize gross sales from the sale of pharmaceutical products. Revenue also includes the wholesale revenue from the sale of "Dr. Dean Edell Eyewear" brand eyeglasses to our brick-and-mortar distribution partner. All revenues are recognized, net of allowances for product returns, promotional discounts and coupons, at the time the products are shipped to the customer. We are responsible for all refunds relating to all sales where a customer is not satisfied with the products received. We record an estimated allowance for such returns in the period of sale. We also retain the credit risk for all sales.

     Advertising revenues are recognized in the period the advertising impressions are delivered to customers. We use an outside vendor to solicit customers to use our advertising services, to serve the ads to our website and to bill and collect for these services. This outside vendor provides monthly reports indicating the impressions delivered, the amounts billed for out advertising services and the related administrative fee. We recognize advertising revenues, as reported by the outside vendor, net of this administrative fee, as we bear no collection risk for the gross amount of the advertising fees. Our advertising contracts do not guarantee a minimum number of impressions to be delivered. We also enter into sponsorship agreements and provide customers with enhanced promotional opportunities and co-branded web pages.

     Content and other revenues are derived from contracts with healthcare providers, health product resellers, and third party organizations and principally consist of license fees for website development applications, consulting fees from custom website development and hosting, and maintenance fees related to the websites' maintenance. We recognize software license revenue under Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9, Modifications of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. When contracts contain multiple elements and vendor-specific objective evidence exists for all undelivered elements, we account for the delivered elements in accordance with the "Residual Method" prescribed by SOP 98-9. For consulting projects, revenues are recognized at the time services are rendered based on charges for time and materials. Deferred revenues represent the amount of cash received or services performed and billed prior to revenue recognition.

     Content and product development expense
     Content and product development expenses consist primarily of salaries and benefits, consulting fees and other costs related to content acquisition and licensing, software development, application development and website operations.

     Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. To date, costs incurred following the establishment of technological feasibility, but prior to general product release, have been insignificant.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     Advertising expenses
     Internet advertising expenses are recognized based on the terms of the individual agreements, but generally over the greater of the ratio of the number of impressions received over the total number and of contracted impressions, or on a straight-line basis over the term of the contract. Advertising expenses for the years ended December 31, 1999 and 1998 were $15,211,905 and $324,051, respectively, and have been included in sales and marketing expense in the consolidated statement of operations. There was no advertising expense for the year ended December 31, 1997.

     Store openings
     All costs of a noncapital nature incurred in opening a new store are charged to expense as incurred.

     Net loss per share
     The Company computes net loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. Basic and diluted net loss per share are computed by dividing the net loss available to holders of common stock for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share excludes potential common stock if their effect is antidilutive. Potential common stock consists of restricted common stock, convertible preferred stock, and incremental common shares issuable upon the exercise of stock options and warrants. The net loss per share for the year ended December 31, 1999 includes the weighted average effect of 5,050,955 shares of convertible preferred stock that converted into common shares on a one-to-one basis upon completion of the Company's initial public offering in December 1999.

     The following table sets forth potential shares of common stock that are not included in the diluted net loss per share attributable to common stockholders because to do so would be antidilutive for the periods indicated:

                                                                                     December 31,
                                                               --------------------------------------------------------
                                                                      1999                1998                1997
                                                               ----------------    ----------------    ----------------
     Convertible preferred stock                                     17,411,710           1,012,500                   -
     Convertible preferred stock warrants                                     -             486,000                   -
     Convertible common stock warrants                                   86,145                   -                   -
     Common stock options                                             3,219,883             274,718                   -
     Common stock subject to repurchase                                 312,500              17,937                   -
                                                               ----------------    ----------------    ----------------

                                                                     21,030,238           1,791,155                   -
                                                               ================    ================    ================

     The restricted shares subject to repurchase are excluded from the calculation of basic and diluted earnings per share attributable to common stockholders until the restrictions lapse.

     Income taxes
     Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     Concentration of credit risk
     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenues earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company generally does not extend credit to customers of eCommerce, except through the use of third-party credit cards. Credit under these accounts is extended by third parties, and accordingly, the Company bears no financial risk under these agreements except in the case of fraud. Significant accounts receivable balances reflect amounts due from the third-party processors and are usually received within several days. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of these balances.

     Financial instruments
     Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, accounts payable, accrued liabilities and note payable approximate fair value due to their short maturities.

     Stock options
     The Company accounts for employee stock compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, stock compensation is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's common stock and the exercise price. Deferred stock compensation is amortized in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. ("FIN") 28. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

     Recent accounting pronouncements
     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivatives and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 during its year ending December 31, 2001. To date, the Company has not engaged in derivative or hedging activities.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000 the SEC issued SAB No. 101A to defer for one quarter, and in June 2000 issued SAB 101B to defer for an additional two quarters, the effective date of implementing SAB 101, with earlier application encouraged. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2000. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
-------------------------------------------------------------------------------

      In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination.

      FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. Management believes that the impact of FIN 44 has not and will not have a material effect on the financial position or results of operations of the Company.


2.    Need For Additional Financing and Nasdaq Listing

      The Company has sustained net operating losses and negative cash flows from operations since its inception. Further, the Company has experienced substantial increases in expenditures consistent with its growth in operations and personnel, both internally and through multiple acquisitions. At December 31, 2000, the Company had $14.2 million of cash and cash equivalents. In order to meet its obligations in the ordinary course of business, the Company will need to raise additional capital by mid 2001. Potential sources of additional capital include debt or equity financing or the proceeds that could result from the sale of certain assets. Management is currently exploring several alternatives and believes it will obtain such financing. There can be no assurance, however, that such capital will be available on terms acceptable to the Company, or at all. If additional capital is not obtained by mid 2001, the Company will have to significantly curtail its operations.

      On January 4, 2001, the Company received a notification from the Nasdaq that it has 90 days to comply with the minimum closing bid price per share rule. Management is exploring alternative strategies to bring the Company back into compliance with the listing requirements. Should these efforts be unsuccessful, the Company's common stock could be delisted from the Nasdaq National Market System.


3.    Balance Sheet Components

                                                       December 31,
                                            ---------------------------------
                                                 1999              1998
                                            ----------------  ---------------
       Property and equipment:
        Computer equipment and software        $2,565,898        $        -
        Equipment                                 498,063           226,992
        Furniture and fixtures                  1,568,415         1,054,573
        Leasehold improvements                  1,478,570           851,787
        Website development                     1,099,485                 -
                                               ----------        ----------
                                                7,210,431         2,133,352
        Less:  Accumulated depreciation          (957,278)         (243,111)
                                               ----------        ----------
                                               $6,253,153        $1,890,241
                                               ==========        ==========

      Property and equipment includes approximately $1,097,000 and $345,000 of computer equipment under capital leases at December 31, 1999 and 1998, respectively. Accumulated depreciation of assets under capital leases totaled approximately $245,000 and $88,000 at December 31, 1999 and 1998, respectively.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
-------------------------------------------------------------------------------

                                                          December 31,
                                              ----------------------------------
                                                   1999              1998
                                              ----------------  ----------------
    Intangible assets:
       Goodwill                               $    42,895,500   $             -
       Core technology                              1,615,573                 -
       Acquired workforce                             357,829                 -
       Contracts                                    1,189,103                 -
       Tradenames                                     443,062                 -
       Customer lists                               1,566,279                 -
       Domain name                                  1,540,583                 -
       Other                                          122,260                 -
                                              ---------------   ---------------
                                                   49,730,189                 -
       Less:  Accumulated amortization             (3,657,220)                -
                                              ---------------   ---------------
                                              $    46,072,969   $             -
                                              ===============   ===============
                                                          December 31,
                                              ----------------------------------
                                                   1999              1998
                                              ----------------  ----------------
    Accrued expenses:
       Accrued compensation                   $       395,994   $        96,112
       Accrued advertising                            455,314                 -
       Accrued vacation                                97,470                 -
       Accrued taxes                                  104,287            14,453
       Accrued professional fees                      775,126            18,000
       Frequent buyer program liability               320,994                 -
       Other accrued liabilities                      172,423            55,735
                                              ---------------   ---------------
                                              $     2,321,608   $       184,300
                                              ===============   ===============

4.  Acquisitions

    Domain Name www.vitamins.com
    In March 1999, Vitamin Superstore, LLC (the predecessor to Vitamins.com) purchased the domain name www.vitamins.com (the "Domain Name"), the Vitamins.com website, and copyrighted content available on that website. Vitamins.com paid $290,583 in cash, which included direct costs of the purchase of $40,583, and issued 193,774 shares of its common stock that were valued at approximately $6.46 per share.

    Enterprise Web Services On May 6, 1999, the Company entered into a definitive merger agreement with Enterprise Web Services (formerly Windom Health Enterprises, Inc.) ("Enterprise") and completed the merger on August 12, 1999. Enterprise is engaged in offering institutions the ability to license specialized tools and services to provide their members with personalized online health information and health risk assessments.

HealthCentral.com
Notes to consolidated Financial Statements (Contined)
-------------------------------------------------------------------------------

      This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values as determined by management. The allocation is summarized below:

      Goodwill                                                   $10,751,000
      Identifiable assets                                            842,000
      Core technology                                                375,000
      Acquired workforce                                             180,000
      In-process research and development                            555,000
                                                                 -----------

      Total purchase price                                       $12,703,000
                                                                 ===========

      The total purchase price of $12.7 million consisted of cash of $51,000, a note payable of $458,000, 2,104,770 shares of the Company's common stock valued at $9,311,514, assumed liabilities of $2,868,457 and estimated transaction costs of $65,000. The deemed value of the Company's common stock on the date the definitive merger agreement was signed was $4.42 per share.

      The valuation of the purchased in-process research and development of $555,000 was based on the result of an independent appraisal using the income approach. The income approach estimates the value of the asset based on its expected economic benefit. The valuation analysis considered the contribution of the core technology as well as the percentage of completion of the in-process research and development. The expected cash flows associated with the in-process research and development were discounted to the present value using a rate of return that is commensurate with the risk of the asset. The purchased in-process technology was not considered to have reached technological feasibility and had no alternative future use.

      Goodwill and other intangibles are being amortized on a straight-line basis over the estimated period of benefit of two to three years.

      L&H Vitamins, Inc.
      On August 16, 1999, Vitamins.com acquired L&H Vitamins, Inc., and its affiliate for $5,563,822 in cash, which included acquisition costs of $230,323, and 891,583 and 1,527,167 shares of its common stock and mandatorily redeemable convertible preferred stock, respectively, valued at $2.58 per share. The purchase price was subsequently reduced based on L&H's adjusted net worth, and Vitamins.com recorded the reduction of $553,503 as a purchase price receivable. In addition, the former owners of L&H had been granted employment agreements with Vitamins.com for a period of four years.

HealthCentral.com
Notes to consolidated Financial Statements (Contined)
--------------------------------------------------------------------------------

   This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values as determined by Vitamins.com. The allocation is summarized below:

   Goodwill                                                      $ 9,525,923
   Identifiable net assets                                           168,117
   Customer lists                                                  1,566,279
   Stock consideration                                            (6,250,000)
   Purchase price receivable                                         553,503
                                                                 -----------
   Total purchase price                                          $ 5,563,822
                                                                 ===========

   HealthCentralRx.com

   On October 5, 1999, the Company acquired HealthCentralRx.com, Inc. (formerly ePills.com) HealthCentralRx.com operates an online drug store that provides retail sales of prescription pharmaceuticals, over-the-counter products and health and beauty aids on the Internet.

   This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by management. The purchase price allocation is summarized below:

   Goodwill                                                       $11,441,000
   Identifiable assets                                              1,147,000
   Contracts                                                        1,189,000
   Core technology                                                  1,241,000
   Tradename                                                          443,000
   Acquired workforce                                                 177,000
   In-process research and development                                250,000
                                                                  -----------
      Total purchase price                                        $15,888,000
                                                                  ===========

   The total purchase price of $15.9 million consisted of 1,492,096 shares of common stock valued at $13,533,000 based upon the deemed value of the Company's common stock of $9.07 per share on the date the definitive merger agreement was signed. The purchase price also included the assumption of 86,969 employee stock options valued at $6.11 per share, assumed liabilities of $1,653,000 and transaction costs of $171,000.

   The valuation of the purchased in-process research and development of $250,000 was based on the result of an independent appraisal using the income approach. The income approach estimates the value of the asset based on its expected economic benefit. The valuation analysis considered the contribution of the core technology as well as the percentage completion of the in-process research and development. The expected cash flow associated with the in-process research and development was discounted to the present value using a rate of return that is commensurate with the risk of the asset. The purchased in-process technology was not considered to have reached technological feasibility and had no alternative future use.

HealthCentral.com
Notes to consolidated Financial Statements (Contined)
-------------------------------------------------------------------------------

   Goodwill and other intangibles are being amortized on a straight-line basis over the estimated period of benefit of two to three years.

   RxList.com
   On October 28, 1999, the Company acquired RxList.com. RxList.com maintains a website that allows visitors to search for information regarding prescription and other medications.

   This transaction was recorded using the purchase method of accounting. The allocation of the purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values as determined by management. The purchase price allocation is summarized below:

   Goodwill                                                        $11,212,000
   Net liabilities assumed                                            (287,000)
   Pharmaceutical database                                             123,000
                                                                   -----------
   Total purchase price                                            $11,048,000
                                                                   ===========

   The total purchase price of $11.0 million consisted of 836,422 shares of the Company's common stock valued at $8,364,216, an aggregate of $2.6 million in notes payable issued to RxList.com shareholders discounted at a deemed interest rate of 10% over 6 months and transaction costs of $143,000. The deemed value of the Company's common stock on the date the acquisition agreement was signed was $10.00.

   Goodwill and other intangibles are being amortized on a straight-line basis over the estimated period of benefit of two to three years.

   The following unaudited pro forma financial information presents the consolidated results of the Company as if the acquisitions had occurred at the beginning of each period, and includes adjustments for amortization of intangibles. This pro forma financial information is not intended to be indicative of future results. Unaudited pro forma consolidated results of operations are as follows (in thousands, except per share data):

                                                    Years Ended December 31,
                                                 -----------------------------
                                                     1999             1998
                                                 -------------    ------------
   Revenues                                           $ 32,045        $ 26,650
   Net loss attributable to common stockholders        (69,588)        (10,863)
   Basic and diluted net loss per share
      attributable to common stockholders                (6.21)          (1.55)

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

5. Related Party Transactions

   In August 1998, in association with a letter of intent relating to a merger with Enterprise Web Services, the Company entered into a License and Management Agreement (the "Agreement") with Enterprise Web Services. Pursuant to the Agreement, the Company had full management responsibility for the operations of Enterprise Web Services. In this capacity, the Company advanced Enterprise Web Services funds to finance its operations. At December 31, 1998, the net outstanding balance due from Enterprise Web Services amounted to $563,541. The cumulative amount due from Enterprise Web Services at the merger date (August 12, 1999) was eliminated in consolidation.

   In April 1999, the Company borrowed an amount of $500,000 in the form of convertible notes from a related party. The notes bore interest at 4.99% per annum. In August 1999, the notes were canceled upon the issuance of 96,153 shares of the Company's Series B convertible preferred stock at $5.20 per share. In August 1999, the Company borrowed an additional $300,000 under the same agreement. The new notes bore interest at the rate of ten percent per annum. In connection with this additional borrowing the Company issued warrants to purchase 8,333 shares of the Company's Series B convertible preferred stock at an exercise price of $3.60 per share. The warrants expire at the earlier of (a) August 2002, (b) the closing of an acquisition or (c) the effective date of the Company's initial public offering. The Company valued the warrants using the Black-Scholes option pricing model using an expected life of two years, a weighted average risk-free rate of 5.76%, an expected divided yield of zero percent, a volatility of 70% and a deemed value of the common stock of $7.39 per share. The estimated fair value of the warrants of $39,008 was amortized over the period of the borrowing agreement and included within interest expense in the statement of operations until the notes were canceled in August 1999 upon the issuance of 57,691 shares of the Company's Series B convertible stock at $5.20 per share. In December 1999 the warrants were exercised and 8,333 shares of the Company's common stock were issued.

   In July 1999, the Company borrowed $100,000 from an officer in the Company pursuant to a convertible promissory note. The note bears interest at the rate of ten percent per annum. In August 1999, the note was canceled upon the issuance of 19,230 shares of the Company's Series B convertible preferred stock at $5.20 per share.

   In July 1999, the Company borrowed an aggregate of $600,000 from four stockholders in the form of promissory notes. The notes bear interest at the rate of ten percent per annum. In connection with these notes, the Company issued warrants to purchase an aggregate of 16,664 shares of the Company's common stock at $3.60 per share. The warrants expire upon the earliest of (a) July 1, 2003, (b) the closing of an acquisition, or (c) immediately prior to the effective date of the Company's registration statement under the Securities Act of 1933 with respect to an initial public offering. The Company valued the warrants using the Black-Scholes option pricing model, applying an expected life of four years, a weighted average risk-free rate of 5.7%, an expected dividend yield of zero percent, a volatility of 70% and deemed values of common stock of $6.07 and $6.92 per share. The estimated fair value of the warrants of $64,017 was amortized over the period the notes became exercisable and included within interest expense in the statement of operations. In August 1999, the notes were canceled upon the issuance of 115,383 shares of the Company's Series B convertible preferred stock at $5.20 per share. In December 1999, the warrants were exercised and 16,664 shares of the Company's common stock were issued.

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

   In August 1999, in connection with the acquisition of Enterprise Web Services, the Company entered into a three year consulting agreement with a member of the Board of Directors. The agreement provided that an $85,000 bonus be paid on the closing of the Company's Series B preferred stock financing and a monthly fee of $5,000 for consulting services be paid for the term of the agreement. If the Company terminates the consulting agreement without releasing the individual from its non-competition provision, he will continue to receive, as severance, the monthly fee due for the remainder of the initial term of the consulting agreement.

   In August 1999, the Company and Enterprise Web Services entered into a joint development agreement with Global Health Initiatives, Inc. ("GHI"). A member of the Board of Directors of the Company, is also the President and CEO of GHI. As of December 31, 1999, GHI completed one project for the Company at a cost of $37,338. Also, in September 1999, the Company subleased a portion of its offices to GHI. Rent under the lease was $1,250 per month. The original lease term expired on October 31, 1999 at which time the lease was converted to a month-to-month basis. The agreement was terminated on February 29, 2000.


6. Convertible Preferred Stock

   Holders of the Company's preferred stock have various rights and preferences as follows:

   Voting
   Each share of Series A and Series B convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

   As long as at least 1,250,000 shares of convertible preferred stock remain outstanding, the Company must obtain approval from a majority of the holders of convertible preferred stock in order to alter the Articles of Incorporation as they relate to convertible preferred stock, authorize a dividend for any class or series other than convertible preferred stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

   Dividends
   Holders of Series A and Series B convertible preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.13 and $0.33 per share respectively, when and if declared by the Board of Directors. The holders of Series A and Series B convertible preferred stock are entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the Board from inception through December 31, 1999.

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

   Liquidation
   In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's common stock and convertible preferred stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A and Series B convertible preferred stock are entitled to receive an amount of $2.00 and $5.20 per share respectively, plus any declared but unpaid dividends, prior to and in preference to any distribution to the holders of common stock. The remaining assets, if any, shall be distributed ratably to the common stockholders. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably to the Series A and Series B convertible preferred stockholders.

   Conversion
   Each share of Series A and Series B convertible preferred stock is convertible into shares of the Company's common stock, at the option of the holder, on a one to one basis subject to adjustment for dilution. Each share of Series A and Series B convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon (1) the closing of a public offering of common stock in which the pre-money valuation of the Company, as defined in the Articles of Incorporation, is at least $125 million with gross proceeds of at least $15,000,000, (2) a merger, sale of substantially all of the assets or other transactions which result in a change in control, or (3) the consent of 66 2/3% of convertible preferred stock.

   In December 1999, in connection with the Company's initial public offering, 5,050,955 shares of common stock were issued in connection with the conversion of all outstanding shares of preferred stock.

   Preferred stock dividend
   In August 1999 the Company sold 4,038,455 shares of Series B convertible preferred stock at $5.20 per share, for total cash proceeds to the Company of approximately $21 million. The difference between the sales price and the deemed value per share of the common stock on the transaction date resulted in a beneficial conversion feature in the amount of $11.4 million. The beneficial conversion feature has been reflected as a preferred stock dividend in the statement of operations in the year ended December 31, 1999.

   Warrants for convertible preferred stock
   In connection with the sale of Series A convertible preferred stock in December 1998, the Company issued warrants for 486,000 shares of Series A convertible preferred stock at an exercise price of $2.00 per share. The Company valued the warrants using the Black-Scholes option pricing model, applying an expected life of five years, a weighted average risk-free rate of 4.36%, an expected dividend yield of zero percent, a volatility of 70% and a deemed value of common stock of $1.52 per share. The estimated fair value of the warrants of $408,629 has been netted against the proceeds of the offering. In December 1999 the warrants were exercised and 463,089 shares of the Company's common stock were issued.

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

   In May 1999, in connection with entering into facility leases, the Company issued an aggregate of 12,249 Series A convertible preferred stock warrants at an exercise price of $2.00 per share. The warrants expire at the earlier of (a) two years following the closing of an initial public offering, or (b) May 2009. The Company valued the warrants using the Black-Scholes option pricing model, applying an expected life of ten years, a weighted average risk free rate of 5.39%, an expected dividend yield of zero percent, a volatility of 70% and a deemed value of common stock of $4.59 per share. The fair value of the warrants of $49,372 is being amortized over the period of the leases.

   In August, 1999, in connection with investment banking services provided during the Series B preferred stock offering, the Company issued warrants to purchase an aggregate of 69,231 shares of Series B preferred stock at an exercise price of $5.20 per share. The warrants were exercised in December 1999. The Company valued the warrants using the Black-Scholes option pricing model, applying an expected life of two years, a weighted average risk-free rate of 5.74%, an expected dividend yield of zero percent, a volatility of 70% and a deemed value of common stock of $7.95. The estimated fair value of the warrants of $301,317 was netted against the proceeds from the offering. In December 1999 the warrants were exercised and 36,503 shares of the Company's common stock were issued.

   Vitamins.com mandatorily convertible preferred stock
   Vitamins.com has authorized the issuance of Series A preferred, Series B preferred and Series C preferred stock (together, the "preferred stock"). Each share of the preferred stock is convertible, at any time, at the option of the holder into one share of Vitamins.com common stock.

   At any time after August 16, 2003, holders of the preferred stock may require Vitamins.com to redeem the Series A preferred, Series B preferred and Series C preferred stock for cash of approximately $1.57, $1.57 and $2.58 per share, respectively. The redemption must be approved by a majority of the Series C preferred and a majority of the Series A preferred or a majority of the Series B preferred stockholders.

   On June 16, 2000, pursuant to the acquisition of Vitamins.com by HealthCentral.com, all outstanding shares of convertible preferred stock of Vitamins.com were converted to shares of HealthCentral.com common stock.


7. Common Stock

   HealthCentral.com
   The Company's Articles of Incorporation, as amended, authorize the Company to issue 27,750,000 shares of $0.001 par value common stock. Portions of the shares sold are subject to a right of repurchase by the Company subject to vesting over a one-year period. At December 31, 1999 there were 312,500 shares subject to this repurchase provision at the original issuance price.

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

   In April 1999, in connection with a content license agreement, the Company issued a warrant to purchase 73,896 shares of the Company's common stock at an exercise price of $6.50 per share. The warrant is exercisable at the earlier of a) May 2002, b) the one year anniversary of an initial public offering, c) the sale of 50% of the Company's equity, or d) the date of termination of the content license agreement or the date in which all of the Company's material is removed from the website according to the agreement. The Company valued the warrant using the Black-Scholes option pricing model, applying an expected life of three years, a weighted average risk-free rate of 5.40%, an expected dividend yield of zero percent, an expected volatility of 80% and a deemed value of common stock of $4.97 per share. The fair value of the warrant of $155,301 is being amortized over the period of the content license agreement and is included in content and product development in the statement of operations.

   In June 1999, the Company granted an officer immediately exercisable options to purchase an aggregate of 312,500 shares of common stock at an exercise price of $1.28 per share. In July 1999, in connection with the exercise of these options, the officer issued a promissory note in the amount of $400,000 bearing interest at the rate of 5.74% per annum, due upon the earlier of July 12, 2003 or the termination of employment. Under the restricted stock purchase agreement, 100% of the shares exercised are initially subject to repurchase and held in escrow by the Company. The shares will be released from the repurchase option in accordance with the original vesting schedule of the underlying common stock option grant. At December 31, 1999, 312,500 shares of common stock were subject to repurchase by the Company.

   The Company has reserved 7,647,395 shares of common stock at December 31, 1999 for future issuance in connection with stock options and warrants.

   Vitamins.com
   Vitamin Superstore, LLC (the "LLC") was initially formed as a limited liability company and capitalized in 1995 with a contribution of $1,000 under an LLC agreement (the "LLC Agreement"). The LLC Agreement was subsequently amended in March 1997, March 1998 and December 1998. On August 1999, the LLC became a wholly owned subsidiary of Vitamins.com, which was formed at that time as a C corporation (the "Recapitalization"). To effect the Recapitalization, all member interests and rights to acquire member interests in the LLC were exchanged for common stock, options to acquire common stock and convertible preferred stock of Vitamins.com. Each stockholder received approximately 0.66 shares of preferred stock together with every share of common stock issued by Vitamins.com. Though the preferred stock was issued as an integrated part of the transfer of the interests in the LLC to Vitamins.com, for financial reporting purposes the issuance of the preferred stock was accounted for as a noncash dividend in the amount of $10,828,894. All share and per share amounts have been restated to reflect those events.

HealthCentral.com
Notes to Consolidated financial Statements (Continued)
--------------------------------------------------------------------------------

   In 1997, the LLC's wholly owned subsidiary, Vitamins.com, entered into a subscription agreement (the "First Subscription Agreement") to issue 71,538 units of LLC member interests in return for the assignment to Vitamins.com of a note valued at $1,175,780 including interest. The assignor of the note was an existing member of the LLC. The First Subscription Agreement contained a redemption right whereby, at any time from March 7, 1999, to March 7, 2005, Vitamins.com could repurchase the shares issued under the Subscription Agreement for $1,153,800 plus 8 percent per annum. In 1999, Vitamins.com distributed the note to its maker as a distribution with respect to the member's capital account in Vitamins.com. For financial reporting purposes, the transfer of the note was reflected as a period expense in the amount of $1,175,780. The First Subscription Agreement was effectively terminated in August 1999 as a result of the acquisition by Vitamins.com of all the interests in the LLC.


8. Stock Option Plan

   In August 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the 1998 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to employees and consultants. An aggregate of 3,000,000 shares of common stock have been reserved for issuance under the 1998 Plan.

   Options under the 1998 Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that a) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and b) the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.

   In August 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan provides for the grant of incentive stock options to employees, including employee directors, and of nonstatutory stock options and stock purchase rights to employees, directors (including employee directory) and consultants. At the time of adoption, 250,000 shares of common stock were reserved for issuance under the 1999 Plan. The 1999 Plan was amended by the Board of Directors in September 1999 to increase the total number of shares reserved for issuance by 4,375,000 shares, and to incorporate certain other changes, after which a total of 4,625,000 shares of common stock have been reserved for issuance under the 1999 Plan.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     The Company's wholly owned subsidiary, Vitamins.com, adopted the Vitamins.com, Inc. 1999 Stock Incentive Plan (the "Vitamins.com Plan"), which authorized Vitamins.com to grant options and awards to purchase up to an aggregate of 1,551,517 shares of common stock. Under the Vitamins.com Plan, incentive and nonqualified stock options and other awards may be granted to employees, officers, directors, advisors and consultants. Options are granted by board-appointed committee (the "Committee"). Each outstanding option granted under the Vitamins.com Plan expires at various dates, not to exceed ten years from the date of the grant, and becomes exercisable in varying installments as determined by the Committee at the date of the grant. As at December 31, 1999 there were 375,009 options granted at exercise prices ranging from $1.66 to $3.88, with a weighted average exercise price of $2.71, and a weighted average fair value of $3.20. Pursuant to the acquisition of Vitamins.com by the Company, all of the outstanding options to purchase shares of Vitamins.com common stock were exchanged for options to purchase shares of the Company's common stock. The assumption by HealthCentral.com of the options under the Vitamins.com Plan shall not terminate or modify the plan.

     During the period from January 1, 1998 through December 31, 1999, the Company recorded $11,356,428 of deferred stock compensation in accordance with APB 25, SFAS 123 and Emerging Issues Task Force 96-18, related to options granted to consultants and employees in 1999 and 1998. During this period the Company determined the fair value of options granted to consultants using the Black-Scholes option pricing model with the following assumptions: expected lives of one to four years; weighted average risk-free rates between 4.2% and 6.2%; expected dividend yield of zero percent; expected volatility of 80% and deemed values of common stock between $1.52 and $10.08 per share. Stock compensation expense is being recognized in accordance with FIN 28 over the vesting periods of the related options, generally four years. The Company recognized stock compensation expense of $6,245,822 and $104,641 for the years ended December 31, 1999 and 1998, respectively.

     The following table summarizes activity under the 1998 Plan:

                                            Shares                            Weighted
                                           Available                           Average
                                              for             Number          Exercise
                                             Grant           of Shares          Price
                                        ---------------   ---------------   ------------
Balances, December 31, 1997                           -                 -        $     -

    Shares reserved for grant                 3,000,000                 -              -
    Options granted                            (274,718)          274,718           0.25
    Restricted stock granted                    (23,916)                -           0.25
                                        ---------------   ---------------
Balances, December 31, 1998                   2,701,366           274,718           0.25

    Options granted                          (2,567,063)        2,567,063           3.80
    Options exercised                                 -          (376,250)          1.11
    Options canceled                             27,500           (27,500)         10.06
                                        ---------------   ---------------
Balances, December 31, 1999                     161,803         2,438,031           3.75
                                        ===============   ===============

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     During 1999, the Company issued stock options under the 1998 Plan, with the following weighted average fair values:

                                                                  Weighted
                                                 Options           Average
                                                 Granted         Fair Value
                                             ----------------  ----------------
     Below fair value                              1,747,689          $   5.42
     At fair value                                   819,374              9.90

     The following table summarizes information under the 1998 Plan at December 31, 1999:

                            Options Outstanding             Options Exercisable
                    ------------------------------------   --------------------
                                  Weighted
                                  Average      Weighted              Weighted
                                 Remaining     Average               Average
       Exercise                 Contractual    Exercise              Exercise
        Prices        Number    Life (Years)    Price       Number    Price
     ------------   ----------  ------------  ----------   --------  ---------
         $   0.25      791,157      8.97        $   0.25    316,386   $   0.25
             1.28      855,000      9.59            1.28    122,293       1.28
             8.19       68,750      9.67            8.19          -       8.19
            10.00      299,375      9.91           10.00          -      10.00
            10.08      409,999      9.77           10.08          -      10.08
            11.00       13,750      9.93           11.00          -      11.00
                    ----------                             --------
                     2,438,031                              438,679
                    ==========                             ========

     The following table summarizes activity under the 1999 Plan:

                                     Shares                   Weighted
                                    Available                 Average
                                       for        Number      Exercise
                                      Grant      of Shares     Price
                                   -----------  -----------  ----------
     Balances, December 31, 1998             -            -  $        -

      Shares reserved for grant      4,625,000            -           -
      Options granted                 (406,843)     406,843        4.44
                                   -----------  -----------
     Balances, December 31, 1999     4,218,157      406,843        4.44
                                   ===========  ===========

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     During 1999, the Company issued stock options under the 1999 Plan with the following weighted average fair values:


                                                                       Weighted
                                                     Options            Average
                                                     Granted          Fair Value
                                                 ---------------     -------------
     Below fair value                                  250,000        $   8.41
     At fair value                                     156,843            9.47

     The following summarizes information under the 1999 Plans at December 31, 1999:

                                         Options Outstanding                          Options Exercisable
                        ----------------------------------------------------   ----------------------------------
                                            Weighted
                                            Average           Weighted                            Weighted
                                           Remaining           Average                             Average
        Exercise                          Contractual         Exercise                            Exercise
         Prices           Number          Life (Years)          Price            Number             Price
     --------------   -------------     ---------------   ----------------  --------------    ----------------
     $       1.28           250,000          3.90            $  1.28                72,917       $   1.28
        7.31-8.25            31,000          9.99               8.01                     -           8.01
        8.69-8.75            18,700          9.99               8.74                     -           8.74
      10.00-10.08           107,143          9.85              10.03                     -          10.03
                     --------------                                        ---------------
                           406,843                                                  72,917
                     ==============                                        ===============

     Fair value disclosures
     If compensation cost for the Company's stock based compensation plans had been determined based on the fair value at grant dates for awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                         Years Ended December 31,
                                                    -----------------------------------
                                                          1999               1998
                                                    -----------------   ---------------
     Net loss attributable to common stockholders:
        As reported                                  $ (63,554,549)      $ (1,784,695)
        Pro forma                                      (67,462,578)        (3,172,224)

     Basic and diluted net loss per share
     attributable to common stockholders:
        As reported                                  $       (5.67)     $      (0.25)
        Pro forma                                            (6.02)            (0.45)

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes option pricing method with the following assumptions: expected dividend yield of zero percent; weighted average expected option term of four years; risk interest rates of 5.62% to 6.24% and for 1999 a volatility of 80%.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   Employee Stock Purchase Plan
   In September 1999, the Company adopted an Employee Stock Purchase Plan (the "ESPP") to provide substantially all employees, whose customary employment is more than 20 hours per week for more than five months in any calendar year eligibility, with the ability to purchase shares of its common stock through payroll deductions, up to 10% of eligible compensation. Participant's account balances are used to purchase shares of the Company's common stock at the lesser of 85 percent of the fair market value of the shares on either the first day or the last day of the designated payroll deduction period (the "Offering Period"), as chosen by the Board of Directors at its discretion, whichever is lower. The aggregate number of shares purchased by an employee may not exceed 2,500 per calendar year or 10,000 per any one Offering Period. An Offering period is generally 24 months or less (subject to limitations imposed by the Internal Revenue Code). A total of 1,250,000 shares are available in 2000 for purchase under the ESPP.

   1999 Directors' Stock Option Plan
   The 1999 Directors' Stock Option Plan (the "Director's Plan") was adopted by the Board of Directors in September 1999 and became effective December 1999. A total of 312,500 shares of common stock have been reserved for issuance under the 1999 Directors' Plan, all of which remain available for future grants. The Directors' Plan provides for the grant of nonstatutory stock options to non-employee directors.


9. Income Taxes

   At December 31, 1999, the Company has net operating loss carryforwards of approximately $25.8 million for federal and state income tax purposes, respectively. The net operating loss carryforwards expire primarily in the year 2018 for federal and 2003 for state purposes.

   The Company's ability to utilize its net operating loss carryforwards to offset future taxable income may be subject to annual limitations attributable to equity transactions that result in changes in ownership as defined in the Tax Reform Act of 1986.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

       Deferred tax assets and (liabilities) comprise the following:

                                                         December 31,
                                                  --------------------------
                                                      1999          1998
                                                  -------------  -----------
       Deferred tax assets:
           Net operating loss carryforwards       $ 10,401,364   $   95,600
           Coupon liability                            112,332            -
           Accrued payroll                              65,100            -
           Amortization                                 29,913            -
           Inventory                                    28,000            -
           Customer deposits                            27,300            -
           Professional fees                            36,750            -
           Other                                         8,590            -
           Allowances                                   26,000            -
           Deferred compensation                       849,000       42,900
                                                  ------------  -----------
               Gross deferred tax asset             11,584,349      138,500

       Deferred tax liability:
           Depreciation and amortization                (7,999)           -

       Valuation allowance                         (11,576,350)    (138,500)
                                                  ------------  -----------
               Net deferred tax assets            $          -  $         -
                                                  ============  ===========

       Due to uncertainty surrounding the realization of deferred tax assets, management has provided a full valuation allowance against the deferred tax asset.


10.    Debt

       In conjunction with the acquisition of RxList on October 28, 1999, an aggregate of $2.6 million in promissory notes payable were issued to the RxList.com shareholders. The annual interest rate on the notes was 5%, payable at the earlier of 10 days after the initial public offering or 6 months after the closing of the merger. The estimated present value of the notes on October 28, 1999 was $2,541,000. The notes were repaid in full on January 3, 2000.


11.    Commitments and Contingencies

       In April 1999, the Company entered into an advertising agreement with Excite, Inc. Excite, Inc. is to provide advertising to the Company ratably over a one-year period in exchange for total payments of approximately $139,000. As of December 31, 1999 the Company had paid approximately $126,706 under the agreement.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   In April 1999, the Company entered into a one-year content license agreement with a publisher of physician rating information. The Company will pay a $50,000 advertising allowance and the greater of $100,000 due in quarterly $25,000 payments, or 30% of all net advertising revenue generated from the publisher's content pages. Advertising expenses associated with the agreement will be recognizable ratably over the term of the agreement, adjusted for any increases due to greater than estimated advertising revenue generated from the content pages. The publisher will pay the Company between 10% and 30% for each transaction where a user enters the publisher's website to obtain assistance in identifying medical providers. In addition, the publisher will pay the Company 30% of net advertising revenues derived from HealthCentral.com content pages. As of December 31, 1999, $50,000 was paid by the Company under this agreement.

   In May 1999, the Company entered into an agreement with LookSmart, Ltd. LookSmart, Ltd. is to provide advertising to the Company ratably over a one-year period for a fee not to exceed $480,000. As of December 31, 1999, the Company had paid approximately $224,600 under this agreement.

   In June 1999, the Company entered into a two-year agreement with Medialinx Interactive, L.P. Pursuant to the terms of the agreement, the companies jointly developed a co-branded site and the Company is to receive the net revenues from advertising and e-commerce transactions generated by Canadian companies up to a maximum amount of $160,000 per year, and 50% for any amounts thereafter. The Company is obligated to pay $300,000 per year in equal monthly payments to Medialinx Interactive, L.P. commencing upon the launch of the site. In January 2000, the contract was amended such that if the Company's revenue under the contract exceeds one million Canadian dollars in any given year, the Company shall pay $80,000 to Medialinx Interactive, L.P.

   In August 1999, HealthCentralRx entered into an agreement with Medi-Mail, Inc. (a subsidiary of Bergen Brunswig) in which Medi-Mail is to provide pharmacy dispensing and related support services to the Company including the processing, adjudication or verification, and fulfillment of prescription drugs. As of December 31, 1999, the Company had paid approximately $5,378 to Medi-Mail, Inc. under this agreement.

   In August 1999, the Company entered into a two-year agreement with America Online, Inc. ("AOL") under which the Company will appear as one of five health-related anchor tenants on the AOL HealthOnline Pharmacy. The Company is required to pay AOL approximately $14.1 million over the term of the agreement. As of December 31, 1999, the Company had paid $3,520,155 in conjunction with this agreement (see Note 13).

   In September 1999, HealthCentralRx entered into an agreement with Bergen Brunswig Drug Company ("Bergen") to be its fulfillment service provider for over-the-counter and health and beauty aid products and provide related services to the Company's customers in the United States. Under the terms of the agreement, the Company paid a database license fee of $25,000 upon signing of the contract and is obligated to pay a monthly service fee to Bergen of $1,000 and a fulfillment charge of $.75 per item ordered or minimum of $2.03 per order. As of December 31, 1999, the Company paid approximately $25,183 to Bergen under this agreement (see Note 13).

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   In September 1999, the HealthCentral.com entered into a three-year agreement with AltaVista to develop a co-branded health channel. The agreement provides that, in exchange for a minimum number of user impressions on the co-branded health channel, the Company is obligated to pay AltaVista approximately $65.6 million in cash and stock over the three-year term of the agreement; however, either AltaVista or the Company may terminate the relationship after two years, in which case the aggregate payment obligation over the first two years in cash and stock would be $34.5 million. In the first year an initial deposit of $1 million was paid that will be expensed equally over a two year period. The required annual payments will be expensed equally over the term of the contract, $12.2 million in year one, $19.3 million in year two and $30 million in year three. The remaining $3 million relates to equity grants of $1 million that will be issued to Alta Vista at the end of each of the three years. The company will also expense these equally over the contract term. In addition, if AltaVista meets given performance thresholds, ranging from 25% to 150% based on the number of impressions delivered in excess of guaranteed minimum amounts, the Company will issue to AltaVista warrants to purchase up to a maximum of 375,000 shares of common stock, with the number of shares dependent on the amount by which AltaVista exceeds the thresholds. These warrants will have varying exercise prices. The fair value of any warrants earned will be measured on the date the performance commitment is met in accordance with EITF 96-18, and the warrants will be valued using the Black-Scholes option pricing model in accordance with SFAS 123. As of December 31, 1999 the Company had paid $2,012,500 to Alta Vista (see Note 13).

   In September 1999, the Company entered into an agreement with the People's Pharmacy in which a co-branded website was developed. The Company is entitled to all advertising revenues from the co-branded website in exchange for a cash payment of $50,000 per annum. The Company also granted options to the principals of the People's Pharmacy to purchase up to 250,000 shares of the Company's common stock at an exercise price of $1.28 per share. Pursuant to the terms of the agreement, options for 31,250 shares of stock vested upon signing the agreement. Accordingly, the fair value of these options of $234,000 was included in content and product development expense in the year ended December 31, 1999. Additionally, 31,250 shares of stock vested at the closing of the Company's initial public offering. The fair value of these options was $209,000 and was also included in content and product development expense in the year ended December 31, 1999. Further, options for 125,000 shares of common stock with a fair value of $630,000, which will be subject to periodic remeasurement, will be amortized over the performance period of the agreement. The Company valued these options using the Black-Scholes option pricing model, applying an expected life of 4 years, a weighted average risk-free rate of 6.24%, an expected dividend yield of zero percent, a volatility of 80% and a deemed value of common stock of $7.31 per share. With regard to the remaining 62,500 options, the Company will not receive the related services stipulated in the agreement and, therefore, these options will never vest. Accordingly, no value has been ascribed to these options.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   In November 1999, the Company entered into a one-year agreement with ADAM.com, Inc. ("ADAM") to license content, to advertise on the ADAM web site and to sublicense content to institutional clients. The Company paid a one-time set-up fee of $50,000 upon signing the contract. Payments related to advertising are based on the number of page views delivered. If the number of page views exceeds a certain threshold, ranging from 15 million to 45 million, the Company will pay ADAM a percent of net advertising revenue. ADAM is guaranteed a minimum amount of $100,000. In addition, the Company will pay ADAM $3,000 to $7,500 per year under the agreement. ADAM is guaranteed a minimum sublicense fee of $50,000. These expenses will be recognized ratably over the term of the agreement.

   In December 1999, the Company entered into a four-year license agreement with Covert Bailey whereby Mr. Bailey will supply health, fitness and nutrition content to the Company. The Company is required to pay Mr. Bailey approximately $36,000 annually over the term of the contract. The Company also issued 6,250 shares of the Company's common stock valued at $62,500 upon signing of the contract and granted him non-qualified options to acquire 30,000 shares of the Company's common stock which vests over the 4 year term of the agreement. The fair value of these options was $123,000. The options will be subject to periodic remeasurement and will be amortized over the life of the agreement and included in content and product development expense. The Company valued these options using the Black-Scholes option pricing model, applying an expected life of 4 years, a weighted average risk-free rate of 6.24%, an expected dividend yield of zero percent, a volatility of 80% and a deemed value of common stock of $7.31 per share.

   In December 1999, the Company entered into an eleven month agreement with Microsoft Corporation ("Microsoft") whereby the Company would be the premier provider of health and fitness newsletters to Microsoft News Hotmail subscribers. Under the terms of the agreement, the Company will pay Microsoft a minimum fee of $1,833,000 based on $.01 per copy distributed to each subscriber, but not to exceed $2,433,000 over term of the contract. In addition, the Company agreed to purchase an aggregate of $640,000 in advertising from Microsoft during the term of the agreement. These expenses will be recognized ratably over the term of the agreement.

   Leases
   The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through March 2005. Rent expense for the three years ended December 31, 1999 was $94,017, $530,560 and $1,219,443, respectively. The terms of the facility leases provide for rental payments on a graduated scale.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

     Future minimum lease payments under noncancelable operating and capital leases are as follows:

     Year Ending                              Capital             Operating
     December 31,                             Leases               Leases
                                           ------------         -------------
     2000                                  $    436,909         $   1,663,997
     2001                                       368,124             1,677,529
     2002                                       256,169             1,636,661
     2003                                        66,547             1,200,786
     2004                                        30,559               377,120
     2005 and thereafter                              -               697,817
                                           ------------         -------------
     Total minimum lease payments             1,158,308         $   7,253,910
                                                                =============
     Amount representing interest              (211,153)
                                           ------------
     Present value of net minimum
      lease payments                            947,155
     Less:  Current portion of
      obligations under capital leases         (326,058)
                                           ------------
     Obligations under capital leases      $    621,097
                                           ============

     Contingencies
     The Company is subject to claims and assessments from time to time in the ordinary course of business. Management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company's financial condition.

     The Company, like other retailers of products that are ingested, faces an inherent risk of exposure to product liability claims in the event that, amount other things, the use of its products results in injury. With respect to product liability coverage, the Company currently has a general liability policy, followed by additional umbrella liability insurance coverage. There can be no assurance that such insurance will continue to be available at a reasonable cost, or if available, that it will be adequate to cover liabilities.


12.  Segment Information

     Based on the criteria established by SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, the Company operates in three principal business segments. The Company does not report any information regarding costs by business segment as management does not produce such information to measure the performance of the Company's segments.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

       Revenues by business segment are as follows:

                                                           Years Ended December 31,
                                                   --------------------------------------------
                                                       1999             1998            1997
                                                   ------------     -----------      ----------
       Segment:
           e-Commerce and other product sales      $  9,105,408     $         -      $        -
           Retail store sales                         7,936,352       4,340,297         436,406
           Advertising, content and other             1,188,753          15,259               -
                                                   ------------     -----------      ----------
               Total revenue                       $ 18,230,513     $ 4,355,556      $  436,406
                                                   ============     ===========      ==========

13.    Subsequent Events (Unaudited)

       On April 11, 2000, the Company acquired the exclusive licensing rights to market and sell "Dr. Dean Edell Eyewear" through 2006. Payment for the product license was $2.8 million in cash. Simultaneously, the Company entered into a license and distribution agreement with Cable Car Eyewear to sell the Dr. Dean Edell Eyewear to brick and mortar pharmacies and grocery chains. This agreement requires minimum purchases of products from the Company for the years 2000 through 2006 starting at $5 million in 2000 and increasing each subsequent year to $7.2 million in 2006. In addition, the Company entered into a supply agreement with Invision Optical Products through 2006 to supply the Company with Dr. Dean Edell Eyewear products.

       On May 19, 2000, the Company entered into a three year agreement with XOR, Inc., an application service provider, whereby XOR, Inc. will provide web development services, maintenance services and systems management services to the Company. Under the terms of the agreement, the Company pays XOR, Inc. on a time and materials basis for services performed. During the third quarter of 2000, the agreement with XOR, Inc. was terminated and $4.5 million in website development costs were written-off as a result of the DrugEmporium.com asset acquisition.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   The Company's agreement with Bergen relating to the fulfillment of orders placed on the HealthCentralRx.com website for non-prescription medication and health and beauty products was terminated after continuing disputes between Bergen and the Company had not been resolved and after both parties had issued notices of breach. The closing of the Company's asset acquisition agreement with DrugEmporium, Inc., allowed the Company access to the facilities, inventory, licenses and distribution capabilities necessary for the Company to manage fulfillment of these product orders internally. In August 2000, the Company terminated the contract with Bergen. An expense of $99,000 was incurred in association with the termination of this contract.

   In August 1999, HealthCentralRX.com entered into an agreement with America Online regarding HealthCentralRX.com's tenancy on America Online's HealthOnline Pharmacy Channel. Both the Company and America Online have claimed material breach of the agreement by the other party, and the Company gave notice to America Online that, effective June 2000, the Company was terminating the agreement. The business relationship and the dispute are currently inactive, however, if America Online were to prevail on its claim of breach, the Company may be required to make substantial cash payments to America Online in connection with this matter.

   In August 2000, the Company also amended the agreement with AltaVista, an internet portal, to issue 300,000 shares of the Company's common stock, valued at $937,500 to AltaVista in exchange for the termination of all the Company's payment obligations. The Company's relationship with AltaVista was formally terminated on September 15, 2000.

   On September 14, 2000, the Company consummated an asset purchase agreement with DrugEmporium, Inc. and its online drugstore subsidiary, DrugEmporium.com. Under the terms of the asset purchase agreement, the Company acquired substantially all of the assets and assumed some liabilities, primarily trade payables and hardware/software leases, of the DrugEmporium.com business in exchange for the issuance of shares of the Company's non-voting preferred stock, which does not carry a liquidation preference and which is convertible into 2,400,000 shares of common stock. DrugEmporium, Inc. also has an opportunity to receive additional shares of the Company's convertible preferred stock, which do not carry a liquidation preference, if certain revenue targets are met. In connection with this acquisition, the Company also entered into a ten-year services agreement with DrugEmporium, Inc., under which the Company receives in-store promotional and advertising support and access to DrugEmporium, Inc.'s electronic purchasing system and in-store order pickup capabilities at certain DrugEmporium, Inc. retail stores. In consideration of DrugEmporium, Inc.'s services, the Company will pay DrugEmporium, Inc. a fee of 2% of the retail price net of any fees for shipping and handling.

   This transaction was recorded using the purchase method of accounting. The preliminary allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by management. The purchase price allocation is summarized below:

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   Goodwill                                        $   887,647
   Identifiable assets                               1,939,549
   Contracts                                         1,700,000
   Customer list                                     1,100,000
   Tradename                                           870,000
   Acquired workforce                                1,300,000
                                                   -----------
                                                   $ 7,797,196
                                                   ===========

   The total purchase price of $7.8 million consisted of 480,000 shares of preferred stock, convertible into 2.4 million shares of common stock, valued at $7,274,880 based upon the fair market value of the Company's common stock of $3.0312 per share on the date the asset purchase agreement was signed. The purchase price also included transaction costs of $522,316. Goodwill and other intangible are being amortized on a straight-line basis over the estimated period of benefit of three to four years.

   On October 23, 2000, the Company entered into an asset purchase agreement with more.com, Inc. and Comfort Living, Inc. Under the terms of the asset purchase agreement, the Company acquired all of the assets and properties and assumed certain liabilities associated with more.com's Comfort Living subsidiary, including its website, inventory and a leased 18,000 square foot warehouse and distribution center in Gaithersburg, Maryland. The Company also acquired all of more.com's trademarks, tradenames, websites and customer lists in exchange for the issuance of 5,002,525 shares of the Company's common stock. The total purchase price approximates $6.3 million, including transaction costs. The transaction was completed on December 14, 2000. The Company accounted for the acquisition using the purchase method of accounting.

   The preliminary allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by management. The preliminary purchase price allocation is summarized below:

   Identifiable assets                             $ 1,099,324
   Goodwill                                            875,911
   Customer list                                     3,000,000
   Tradename                                           600,000
   Acquired workforce                                  700,000
                                                   -----------
                                                   $ 6,275,235
                                                   ===========

   On November 29, 2000, the Board of Directors of the Company approved an option exchange program under which the Company has offered to all employees and key consultants holding outstanding options with per share exercise prices in excess of the lesser of (i) the closing sale price of the Company's common stock on November 29, 2000, or (ii) the closing sale price of the Company's common stock on December 11, 2000, each as reported on the Nasdaq National Market (each of which is an "Old Option"), the opportunity to exchange such Old Options for New Options.

HealthCentral.com
Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

   As a result of FIN 44, stock options exchanged by the Company on December 11, 2000 are subject to variable plan accounting treatment from that date forward. Accordingly, the Company will continue to remeasure compensation cost for the exchanged options until the options are exercised, cancelled, or forfeited without replacement. The remeasurement will be based on any excess of the closing stock price at the end of the reporting period or date of exercise, forfeiture or cancellation without replacement, if earlier, over the fair value of the Company's common stock on December 11, 2000, $0.4062. The resulting non-cash compensation charge to the results of operations will be recorded over the three-year vesting schedule of the New Options to be issued in the option exchange program in accordance with FIN 28.

   During the fourth quarter ended December 31, 2000, the Company performed an impairment analysis of the identifiable intangibles and enterprise level goodwill recorded in connection with the acquisitions of Enterprise Web Services, L&H Vitamins, Inc., HealthCentralRx.com, Inc., RxList.com, DrugEmporium.com and the license agreement with Dr. Dean Edell. The analysis was performed in response to the sustained decline in the Company's stock price, the overall decline in the Company's industry growth rates, the excess of the carrying value of the identifiable intangibles and goodwill over the Company's market capitalization, and lower projected future operating results. As a result of this review, a $39.1 million impairment charge was recorded to eliminate all of the Company's identifiable intangibles and enterprise level goodwill, except for the amounts recorded in December 2000 in connection with our acquisition of certain assets of more.com, Inc. and its subsidiary, Comfort Living, Inc. The charge was determined based upon the Company's estimated future discounted cash flows using a discount rate of 30%. The assumptions supporting the cash flows including the discount rate were determined using management's best estimates. The remaining goodwill and identifiable intangibles balance of approximately $4.9 million will be amortized over the remaining useful life of three to four years, which management considers appropriate.

   In February 2001, the Company closed four of its unprofitable brick and mortar stores. The total charge as a result of the closing cannot be estimated at this time.